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                                                                   Exhibit 10.11


                                LICENSE AGREEMENT

     THIS AGREEMENT, made and entered into as of August 28, 1994, by and among Price/Costco, Inc., a Delaware corporation ("PriceCostco"), and its wholly-owned subsidiary, The Price Company, a California corporation ("Price") (collectively, PriceCostco and Price are referred to herein as "Licensor", with each a Licensor as to that portion of the Service Mark in which it has an ownership interest), Price Quest, Inc., a Delaware corporation ("Licensee"), and Price Enterprises, Inc., a Delaware corporation ("Price Enterprises").
                              W I T N E S S E T H:
     WHEREAS, Licensor is the sole and exclusive owner of the service mark PRICE CLUB QUEST in the United States and in various territories around the world, except for the Specified Geographical Areas (as that term is defined in the Agreement of Transfer and Plan of Exchange, dated July 28, 1994 between PriceCostco and Price Enterprises (the "Transfer and Exchange Agreement")), and of the registration therefor set forth on Schedule A hereto (the "Service Mark"); and
     WHEREAS, Licensor and Licensee are desirous of entering into an Agreement to accord Licensee the right

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to use the Service Mark in connection with offering the Licensed Services (as defined below), subject to the terms and conditions hereof;
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and of further good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
     1.   GRANT OF LICENSE.
          (a) Licensor hereby grants to Licensee an exclusive (even as against Licensor), royalty-free license, throughout the world except in the Specified Geographical Areas (the "Territory"), to (i) use the Service Mark in connection with the development, operation, advertising and promotion of the Quest Business as defined in the Transfer and Exchange Agreement (the "Licensed Services"); and
(ii) use the name PRICE as part of Licensee's corporate or trade name (PROVIDED, that such name shall always be used in conjunction with the name "Quest", I.E., "Price Quest, Inc."), subject to the provisions of Section 1(c) below. All rights to use the Service Mark not expressly granted under this
Section 1(a) are hereby reserved by Licensor.
          (b) Nothing contained herein shall be construed to prohibit PriceCostco from using the mark PRICE


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CLUB except as set forth herein, nor from using the mark PRICE COSTCO in connection with the Licensed Services after the expiration of the agreement not to compete, as set forth in Section 6.6(b) of the Transfer and Exchange Agreement and in Section 2.1 of the Operating Agreement, dated as of August 28,
1994, by and among Licensee,   Price Enterprises and Licensor (the "Operating
Agreement"); PROVIDED, that Licensor and its Downstream Affiliates (as defined in the Operating Agreement) shall not use the word QUEST alone or in combination with any other mark in connection with the Licensed Services.
          (c) Nothing contained herein shall be construed as a consent by Licensor to Licensee's or Price Enterprises' operation of any business (including but not limited to the Licensed Services) anywhere outside the Territory under a corporate or trade name containing PRICE and Licensor reserves the right to challenge under any applicable law any such activity outside the Territory during or after the term of this Agreement.
          2.   SUBLICENSING.
          (a) Licensor further grants to Licensee the right to sublicense the rights, or any portion thereof, granted to Licensee under this Agreement, as Licensee deems necessary in order to carry out the Licensed Ser-


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vices, subject to Licensor's approval, which shall not be unreasonably withheld.
          (b) Any such sublicense shall be consistent with the material terms hereof and shall not relieve any of Licensee's obligations hereunder, and Licensee shall take all steps necessary to ensure Licensor's ability to monitor the quality of the Licensed Services performed by any such sublicensee.
     3.   TERM.
          The term of this Agreement shall be for a period of ten (10) years and shall renew automatically for additional ten (10) year periods, unless Licensee notifies Licensor in writing of its desire not to so renew prior to the expira-tion of each such ten (10) year period.
     4.   USE OF THE SERVICE MARK.
          (a) Licensee shall cause the Service Mark to appear in connection with the Licensed Services in substantially the same form as the Service Mark appears as presently displayed by Licensor. The appearance of the Service Mark by Licensee shall not materially depart from such standard without prior approval by Licensor, which shall not be unreasonably withheld.


                                        4

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          (b)  Licensee shall be obligated to cause an appropriate notice of registration to appear in proximity to the first prominent use of the Service Mark on Materials (as defined below) or as otherwise used in connection with the Licensed Services, provided that the Service Mark is registered with the United States Patent and Trademark Office in connection with the Licensed Services.
     5.   QUALITY CONTROL.
          (a) Price hereby appoints PriceCostco as its agent for the purposes of monitoring and controlling the quality of the appearance of the Service Mark on or in Materials (as defined below) or the quality of the Licensed Services offered under the Service Mark. Price shall have no right to monitor the quality of the appearance of the Service Mark or the Licensed Services offered by Licensee.
          (b) On an annual basis, as a part of Licensor's ongoing due diligence, Licensee shall submit to PriceCostco for review and approval a representative array of Licensee's advertisements or promotional materials bearing the Service Mark (the "Materials"), which approval shall not be unreasonably withheld. Any Materials not disapproved by PriceCostco within fifteen (15) busi-


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ness days after receipt shall be deemed approved.  After approval of any
Materials by PriceCostco, the quality of any Materials shall not materially depart from such approved quality. At the option and expense of Licensee, PriceCostco shall return to Licensee any goods submitted to Licensor within a reasonable time.
          (c) PriceCostco shall have the right, twice annually during normal business hours and with at least 24 hours' prior notice to Licensee (and otherwise when requested in writing by PriceCostco and approved by Licensee, which approval shall not be unreasonably withheld), to inspect (i) any location where Licensee offers Licensed Services to ensure that the Licensed Services offered by Licensee are substantially consistent with the quality of the Licensed Services heretofore provided by Licensor (the "Quality Standards"), and
(ii) Licensee's use of the Service Mark at such locations.
          (d) Notwithstanding the formal inspection set forth in Section 5(c) above, to the extent that Licensee is operating a Quest Business within Licensor's warehouses (or other locations under Licensor's control), Licensee acknowledges that its business operations may be subject to informal observation to ensure that the Licensed Services are consistent with the Quality Standards.


                                        6

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          (e)  If PriceCostco does not approve of the appearance of the Service
Mark as used by Licensee, or the Materials submitted for approval, or if PriceCostco reasonably determines that the Licensed Services do not meet the Quality Standards, then PriceCostco shall so notify Licensee in writing and shall state the reasons for PriceCostco's disapproval. Upon receipt of such notice, Licensee shall have fifteen (15) days to address the issue raised by such notice. If at the end of such fifteen (15) day period, PriceCostco reasonably determines that the appearance of the Service Mark or the Licensed Services offered by Licensee still do not meet the Quality Standards, then PriceCostco shall notify Licensee in writing and shall state the reasons for PriceCostco's continuing disapproval. Licensee shall have thirty (30) days to cure the deficiencies raised in such notice. If at the end of such additional thirty (30) day period PriceCostco still reasonably determines that the appearance of the Service Mark or the Licensed Services do not meet the Quality Standards, then the parties shall refer the matter to binding arbitration pursuant to Section 18 hereof. The arbitrator's order in any such proceeding shall be limited to such relief as is necessary to prevent Licensee from continuing with such


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non-conforming good, use or service in connection with the Service Mark.
PriceCostco shall not have the right to terminate this Agreement with respect to any such non-conforming good, use or service that fails to comply with the Quality Standards until after completion of such binding arbitration, provided that nothing herein shall prevent Licensor from seeking immediate injunctive relief pursuant to Section 13(e) hereof.
     6.   CONFIDENTIALITY.
          Notwithstanding any other confidentiality provisions contained in any other agreement among the parties, each party shall maintain in strict confi-dence all information it has obtained or shall obtain pursuant to this Agreement relating to the business, operations, properties, assets, products, condition (financial or otherwise), liabilities, employee relations, customers, suppliers, prospects, technology or trade secrets of the other party, except to the extent such information (i) is in the public domain through no act or omission of the disclosing party, (ii) is required to be disclosed by law or (iii) is independently learned by the disclosing party outside of this relationship.
     7.   OWNERSHIP OF THE SERVICE MARK.


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          (a)  Licensee recognizes the great value of the goodwill associated with the Service Mark and acknowledges that such Service Mark, and all rights therein and goodwill pertaining thereto, belong exclusively to Licensor.
          (b) Licensee's use of the Service Mark shall inure solely to the benefit of Licensor for all purposes, including registration. Licensee shall at no time, during or after the term of this Agreement, challenge the validity of Licensor's ownership of the Service Mark or contest the fact that Licensee's rights hereunder are solely those of a Licensee and terminate upon termination or expiration of this Agreement.
     8.   INFRINGEMENT.
          (a) Licensee agrees to cooperate with Licensor, at Licensee's expense (to the extent such action relates to the use of the QUEST portion of the Service Mark in the Territory and otherwise at Licensor's expense) in the prosecution and defense of the Service Mark, the filing and prosecution of any trademark or service mark application, the recording of this Agreement or any other agreements, and the prevention of any improper or unauthorized use of the Service Mark. In connection with the foregoing, the parties shall notify each


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other of any unauthorized use, infringement, or dilution of the Service Mark which may come to their attention.
          (b) Licensor shall have the initial right to take action with respect to any such unauthorized use, infringement, or dilution of the Service Mark to the extent it affects the PRICE CLUB mark, and to determine the nature of the action to be taken. If Licensor determines to take such action, Licensee shall cooperate with Licensor, including joining in such action as a party if so requested, at Licensor's expense. Any recovery obtained as the result of any lawsuit commenced by Licensor shall be retained by Licensor (PROVIDED, HOWEVER, that Licensor shall pay to Licensee any portion of such recovery that is directly attributable to damages suffered by Licensee in its use of the Service
Mark).
          (c) If Licensor takes no action with respect to any such unauthorized use, infringement or dilution of the Service Mark within thirty (30) days and Licensee disagrees with such inaction, and such unauthorized use, infringement or dilution is in connection with a business substantially similar to, or that competes with, the Quest Business, the parties shall refer the matter to binding arbitration pursuant to Section 18 hereof. The arbitrator shall determine whether any action should be


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taken (including, without limitation, commencing litigation) in order to prevent material damages to Licensee from such unauthorized use, infringement or dilution of the Service Mark. If the arbitrator determines that any action should be taken, Licensee may, at its option and expense, take any such action with respect to such unauthorized use, infringement or dilution, and Licensor shall cooperate with Licensee, including, without limitation, joining in any litigation if necessary to maintain standing, all at Licensee's expense.
Licensee shall not settle or discontinue any action or proceeding commenced by it without the written consent of Licensor; PROVIDED that, if Licensee wishes to settle or discontinue any action and Licensor does not consent, Licensor will bear any future costs of such litigation (including Licensee's reasonable attorneys' fees). Any recovery obtained as the result of any lawsuit commenced by Licensee shall be retained by Licensee (PROVIDED, HOWEVER, that Licensee shall pay to Licensor any portion of such recovery that is directly attributable to damages suffered by Licensor in its use of the PRICE CLUB portion of the Service Mark).
          (d) Licensee shall have the sole right, at its option and expense, to take action with respect to any


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such unauthorized use, infringement or dilution to the extent it affects any rights Licensee believes it has in the QUEST mark, and Licensor shall join in any such litigation, if necessary to maintain standing, and otherwise cooperate with Licensee, all at Licensee's expense. Any recovery that may be sought by Licensee shall be limited to damages or injunctive relief relating solely to the QUEST mark, and shall be retained by Licensee.
     9.   MAINTENANCE AND REGISTRATION.
          (a) Licensor shall use best efforts to maintain the United States registration and will advise Licensee on the status of the Service Mark at least annually, or as otherwise requested by Licensee. With respect to new applications for the Service Mark that may be requested by Licensee, if Licensor consents to such applications, Licensor shall prosecute such applications (which consent shall not be unreasonably withheld), which prosecution shall be at Licensee's expense.
          (b) Licensee shall at any time, during or after the term of this Agreement, execute any documents or supply Licensor with any documents, samples or other materials reasonably requested by Licensor to assist Licensor in the confirmation or registration of Licensor's rights in the Service Mark.


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     10.  ASSIGNMENT.
          Licensee shall not sell, assign, transfer, convey or encumber this Agreement or any right or interest granted thereby, or suffer or permit any such sale, assignment, transfer, conveyance, or encumbrance to occur, without the prior written consent of Licensor, provided, however, that Licensee may assign this Agreement (i) pursuant to a merger or transfer of all or substantially all of Licensee's business, or (ii) to an Affiliate (as that term is defined in the Operating Agreement) of Licensee.
     11.  INDEMNITY.
          (a) Licensor assumes no liability to Licensee or third parties with respect to Licensee's use of the Service Mark, and Licensee hereby agrees to indemnify and hold Licensor harmless from and against any and all claims, actions, suits, liabilities, losses, damages, costs and expenses (including, without limitation, any reasonable attorneys' fees and disbursements) ("Damages") arising out of Licensee's use of the Service Mark.
          (b) Licensor assumes no liability to Licensee, its Affiliates (as defined in the Operating Agreement) or third parties with respect to the Licensed Services, and Licensee agrees to indemnify and hold Licensor harmless


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from and against any and all Damages incurred through claims of third persons against Licensor involving the Licensed Services, including, without limitation, product liability or other personal injury claims.
     12.  REPRESENTATIONS AND WARRANTIES.
          Each party represents to the others that:
          (a) It has the full power, authority and legal right to execute and deliver, and to perform fully and in accordance with all the terms of, this Agreement.
          (b) The performance by the party of all of the obligations and covenants hereunder does not and will not violate any provisions of any law or regulation, agreement, or other instrument to which it is a party or by which it may be bound.
          (c) This Agreement constitutes a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy laws or laws affecting the enforcement of creditors' rights generally.
          (d) Except for the registration set forth on Schedule A, Licensor makes no representation as to the availability or registrability of the Service Mark, or the mark QUEST, anywhere in the Territory.


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     13.  TERMINATION FOR BREACH.
          (a) Subject to the provisions of Section 5 hereof, if Licensee shall breach any of its material obligations under this Agreement, then in addition to any other provisions herein, Licensor shall have the option to notify Licensee of its intention to terminate this Agreement to the extent of any such non-conforming good, use or service in connection with the Service Mark, unless such default is cured within forty-five (45) days of receipt of such notice. Such notice shall set forth the basis of the alleged breach with particularity.
          (b) If Licensee fails to rectify such violation or default within the said forty-five (45) day period, the parties shall refer the matter to binding arbitration pursuant to Section 18 hereof. The arbitrator's order in any such proceeding shall be limited to such relief as is necessary to prevent Licensee from continuing with such non-conforming good, use or service in connection with the Service Mark. Licensor shall not have the right to terminate this Agreement to the extent of any such non-conforming good, use or service in connection with the Service Mark until it is determined in such arbitration that Licensee is in substantial breach of this Agreement. Licensor shall have the right to


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terminate this Agreement immediately upon such a determination by written notice delivered to Licensee.
          (c) Failure of Licensor to commence arbitration or to terminate as described above because of any such violation or default shall not be construed to constitute a waiver of Licensor's rights with respect to any subsequent violation or default of similar nature or otherwise.
          (d)  Termination of this Agreement pursuant to the provisions of this
Section 13 shall be without prejudice to any rights which Licensor may otherwise have against Licensee, including the right to recover the damages caused by such Licensee's breach.
          (e)  Notwithstanding the provisions of Sections 5, 13(a) and (b) and
18 hereof, if, in Licensor's determination, Licensee's actions or omissions either (i) materially threaten to impair the validity or value of the Service Mark, or (ii) threaten the safety of any of Licensee's or Licensor's employees or patrons, then Licensor shall be entitled to seek from a court of competent jurisdiction a preliminary injunction or temporary restraining order enjoining such conduct, and then the parties shall proceed with binding arbitration pursuant to Section 18 hereof. All such remedies sought shall be


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in addition to all other rights and remedies available to such aggrieved party.
     14.  WAIVER.
          Except as specifically set forth herein, no delay or omission on the part of either party in exercising any right or remedy created by this Agreement, arising from any default hereunder, shall be construed as or deemed to be an acquiescence therein or a waiver of or limitation upon the right of such party to exercise, at any time and from time to time thereafter, any right, power or remedy under this Agreement. No waiver of any breach of this Agreement shall be construed to be a waiver or acquiescence in or consent to any preceding or subsequent breach.
     15.  NO JOINT VENTURE.
          Nothing herein contained shall be construed to place the parties in relationship of partners or joint venturers or to place Licensee as Licensor's agent or to have any power to obligate or bind Licensor in any manner whatsoever.


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     16.  NOTICES.
          Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or (c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as shall be specified by like notice):

     If to Licensor:                    Price/Costco, Inc.
                                        10809 120th Avenue NE
                                        Kirkland, Washington 98033
                                        Attention: Donald E. Burdick, Esq.

     With a copy to:                    Mark J. Nielsen, Esq.
                                        12351 Lake City Way N.E., Suite 203
                                        Seattle, Washington  98125

     If to Licensee:                    PRICE QUEST, INC.
                                        [address]
                                        Attention:
                                                   ----------------------------

     With a copy to:
                                        ---------------------------------------
                                        ---------------------------------------
                                        ---------------------------------------
                                        ---------------------------------------
                                        Attention:
                                                   ----------------------------


     17.  ENTIRE AGREEMENT.
          This Agreement, the Transfer and Exchange Agreement and all agreements entered into by the parties concurrently herewith in connection with the


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closing of the transactions contemplated by the Transfer and Exchange Agreement, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof, and expressly supersede any and all prior written and oral agreements and understandings among the parties hereto with respect to the subject matter hereof. Without limiting the generality of the foregoing, the terms and provisions of this Agreement, the Transfer and Exchange Agreement and all agreements entered into by the parties concurrently herewith in connection with the closing of the transactions contemplated by the Transfer and Exchange Agreement, are intended by the parties hereto as a final expression of their agreement with respect to said terms and provisions and the subject matter hereof and thereof, and may not be contradicted by evidence of any other oral or written agreement.
     18.  ARBITRATION.
          Any and all disputes hereunder, except as set forth in Section 13(e) hereof, shall be resolved by arbitration in San Francisco, California in accordance with the provisions of Section 10.3 of the Transfer and Exchange Agreement; PROVIDED, that any arbitration


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involving sublicensees shall be held in San Diego, California.
     19.  WAIVER; MODIFICATION.
          No provision of this Agreement may be waived, changed or modified, or the termination or discharge thereof agreed to or acknowledged orally, but such may be accomplished only by an agreement in writing signed by the party against whom the enforcement of any such waiver, change, modification, termination or discharge is sought.
     20.  ASSIGNS.
          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.
     21.  APPLICABLE LAW.
          This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                        PRICE/COSTCO, INC.


                                        By:  /s/ Donald E. Burdick
                                            -----------------------------------
                                             Donald E. Burdick
                                            -----------------------------------
                                        Its:  Vice President
                                             ----------------------------------



                                        THE PRICE COMPANY


                                        By:  /s/ Harold E. Kaplan
                                            -----------------------------------
                                             HAROLD E. KAPLAN
                                            -----------------------------------
                                        Its:  Treasurer
                                             ----------------------------------



                                        PRICE QUEST, INC.


                                        By:  /s/ Robert E. Price
                                            -----------------------------------
                                             Robert E. Price
                                            -----------------------------------
                                        Its:  President
                                             ----------------------------------



                                        PRICE ENTERPRISES, INC.



                                        By:  /s/ Robert E. Price
                                            -----------------------------------
                                             Robert E. Price
                                            -----------------------------------
                                        Its:  President
                                             ----------------------------------